     As filed with the Securities and Exchange Commission on January 9, 1997
                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                             APOLLO EYE GROUP, INC.

               (Exact name of issuer as specified in its charter)

       Delaware                                          65-0257498
------------------------                   ------------------------------------
(State of Incorporation)                   (I.R.S. Employer Identification No.)

               2424 N. Federal Highway, Boca Raton, Florida 33431
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               (Address of Principal Executive Offices) (Zip Code)

                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                             Melvin S. Shotten, Esq.
                          Taft, Stettinius & Hollister
                              1800 Star Bank Center
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (513) 381-2838

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                           Proposed               Proposed
         Title of               Amount                      maximum                maximum
        securities               to be                     offering               aggregate           Amount of
          to be               registered                     price                offering          registration
        registered                (1)                    per share (2)            price (2)              fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, par               400,000                      $2.25                 $900,000            $272.73
value $.001                     shares
=================================================================================================================

(1) This registration statement also covers such indeterminable number of additional shares of Common Stock of Apollo Eye Group, Inc. as may become issuable with respect to all or any of such shares pursuant to antidilution provisions in the plan.

(2) Inserted solely for purposes of computing the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the average of the bid and asked prices of the Common Stock on January 6, 1997, as reported by the National Association of Securities Dealers, Inc.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------------------------------------------------

               The documents listed below are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

               (a) The registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 1995;

               (b)  All other reports filed by the registrant pursuant to
                    Section 13(a) or 15(d) of the Exchange Act since December 31, 1995; and

               (c) The description of the registrant's Common Stock contained in its registration statement on Form 8-A (File No. 0-23184) filed on January 7, 1994 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities
----------------------------------

               Not applicable.

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

               Not applicable.

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

               Section 145 of the Delaware General Corporation Law (the "GCL") authorizes certain indemnification by the registrant to directors, officers and other persons and authorizes the registrant to purchase insurance against such liabilities. This section allows indemnification by the registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant in a similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses, including judgments, fines and amounts paid in settlement, if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to criminal actions, had no reasonable cause to believe that the person's conduct was unlawful. Similar provisions apply to actions brought by or in the right of the registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable to the registrant unless deemed otherwise by the court in which the action was brought. Indemnifications are to be made by a majority vote of directors who are not parties to the action or the written opinion of independent legal counsel or by stockholders or by the court.

               The registrant's Certificate of Incorporation provides for indemnification to the fullest extent permitted by Section 145 of the GCL.

Item 7.  Exemption from Registration Claimed
--------------------------------------------

               Not applicable.

Item 8.  Exhibits
-----------------

5             Opinion of Counsel
23.1          Consent of Independent Accountants
23.2          Consent of Counsel (included in Exhibit 5)
24            Power of Attorney

Item 9.  Undertakings
---------------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida as of the 8th day of January, 1997.

                                              APOLLO EYE GROUP, INC.

                                              By /s/ James R. Cook, M.D.
                                              -----------------------------
                                              James R. Cook, M.D., Chairman

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 8th day of January, 1997.

        Signature                                    Title
        ---------                                    -----

/s/ James R. Cook, M.D.                  Chairman of the Board
------------------------------           (principal executive officer)
James R. Cook, M.D.

/s/ J. Richard Damron, Jr.               Chief Financial Officer, Treasurer and
------------------------------           Director (principal financial and
J. Richard Damron, Jr.                   accounting officer)

/s/ Vincent C. Manopoli*                 Director
------------------------------
Vincent C. Manopoli

/s/ Peter Molinaro, Jr.*                 Director
------------------------------
Peter Molinaro, Jr.

/s/ John C. Prelaz*                      Director
------------------------------
John C. Prelaz

*Pursuant to Power of Attorney

/s/ J. Richard Damron, Jr.
------------------------------
J. Richard Damron, Jr.
Attorney-in-Fact